(Multicurrency -- Cross Border)

                                    ISDA (R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of January 18, 2006

            KEYSPAN CORPORATION       And      MORGAN STANLEY CAPITAL GROUP INC.
                ("Party A")                              ("Party B")


have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.   Interpretation

     (a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

     (b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master
Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.


       Copyright (C) 1992 by International Swap Dealers Association, Inc.

     (b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

     (c) Netting. If on any date amounts would otherwise be payable:--

          (i) in the same currency; and

          (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

     (d) Deduction or Withholding for Tax.

          (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

               (1) promptly notify the other party ("Y") of such requirement;

               (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

               (3)  promptly  forward to Y an  official  receipt (or a certified
               copy),  or  other  documentation   reasonably  acceptable  to  Y,
               evidencing such payment to such authorities; and

               (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i),4(a)(iii) or 4(d); or

                    (B) the  failure of a  representation  made by Y pursuant to
                    Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.



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                                                                   ISDA(R) 1992

          (ii) Liability. If: --

               (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

               (2) X does not so deduct or withhold; and

               (3) a liability resulting from such Tax is assessed directly against X,

          then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

     (e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of an payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)). proceeding in equity or at law)).



                                        3
                                                                   ISDA(R) 1992

     (b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

     (c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

     (d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

     (e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

     (f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

     (a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

     (b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

     (c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

     (d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

     (e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


                                        4
                                                                   ISDA(R) 1992
organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

     (a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

          (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

          (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

          (iii) Credit Support Default.

               (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

               (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

               (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

          (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

          (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

          (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however


                                        5
                                                                     ISDA(R)1992
          described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

          (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

               (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation  or (B)  is  not  dismissed,  discharged,  stayed  or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

          (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

               (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

     (b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


                                        6
                                                                   ISDA(R) 1992

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

     (c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.



                                        7
                                                                   ISDA(R) 1992

6.   Early Termination

     (a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

     (b) Right to Terminate Following Termination Event.

          (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

          (ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

          If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

          Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

          (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

          (iv) Right to Terminate. If: --

               (1) a transfer  under  Section  6(b)(ii)  or an  agreement  under
               Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then



                                        8
                                                                   ISDA(R) 1992
          continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

     (c) Effect of Designation.

          (i) If notice  designating  an Early  Termination  Date is given under
          Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

          (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

     (d) Calculations.

          (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

          (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

          (i) Events of Default. If the Early Termination Date results from an Event of Default: --

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the



                                        9
                                                                   ISDA(R) 1992

               Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Part will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2) Two Affected Parties. If there are two Affected Parties: --

                    (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                    (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the
                    Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

     If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

          (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

          (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.


                                       10
                                                                   ISDA(R) 1992

7.   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Contractual Currency

     (a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

     (b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

     (c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

     (d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.




                                       11
                                                                   ISDA(R) 1992

9.   Miscellaneous

     (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

     (b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

     (c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

     (d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (e) Counterparts and Confirmations.

          (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

          (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

     (f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

     (g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

     (a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

     (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

     (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document


                                       12
                                                                   ISDA(R) 1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12   Notices

     (a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

     (b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction

     (a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

     (b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in a inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment  thereof  for the time  being in force)  nor will the  bringing  of
Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     (c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any



                                       13
                                                                   ISDA(R) 1992
reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

     (d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.


                                       14
                                                                   ISDA(R) 1992

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section  2(b),  in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have



                                       15
                                                                   ISDA(R) 1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meanings specified in the Schedule.




                                       16
                                                                   ISDA(R) 1992

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market


                                       17
                                                                   ISDA(R) 1992
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



KEYSPAN CORPORATION (as Party A)              MORGAN STANLEY CAPITAL GROUP INC.
                                              (as Party B)


By:    /s/                                    By:    /s/
Name:  Michael J. Taunton                     Name:  Simon T.W. Greenshields
Title: Senior Vice President                  Title: Vice President
       & Chief Risk Officer





























                                       18
                                                                   ISDA(R) 1992

                                                                    Executable


                                    SCHEDULE
                                     TO THE
                              1992 MASTER AGREEMENT
                          dated as of January 18, 2006
                                     between
                               KEYSPAN CORPORATION
                                   ("Party A")
                                       and
                        MORGAN STANLEY CAPITAL GROUP INC.
                                   ("Party B")

Part 1. Termination Provisions

(a)  "Specified Entity" means in relation to Party A for the purpose of:

                  Section 5(a)(v),   Affiliates
                  Section 5(a)(vi),  Affiliates
                  Section 5(a)(vii), Affiliates
                  Section 5(b)(iv),  Affiliates

     and in relation to Party B for the purpose of:

                  Section 5(a)(v),   None Specified
                  Section 5(a)(vi),  None Specified
                  Section 5(a)(vii), None Specified
                  Section 5(b)(iv),  None Specified

(b) "Specified Transaction" means, in lieu of the meaning specified in Section 14, any contract or transaction, including an agreement with respect thereto (whether or not documented under or effected pursuant to a master agreement) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party).

(c)  "Cross Default" applies to Party A and Party B.

(d)  "Specified Indebtedness" has the meaning specified in Section 14.

(e) "Threshold Amount" means: (a) with respect to Party A, an amount equal to 2% of such party's shareholder's equity (determined in accordance with generally accepted accounting principles in such party's jurisdiction of incorporation or organization); (b) with respect to Party B, $10,000,000 (or equivalent in any other currency, currency unit or combination thereof).

(f) "Credit Event Upon Merger" applies to Party A and Party B; provided, however, that the phrase "materially weaker" means that the senior long-term debt (or current corporate credit rating) of the resulting, surviving or transferee entity is rated less than BBB- by Standard & Poor's Rating Group ("S&P") or Baa3 by Moody's Investor Services, Inc. ("Moody's").

(g) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(h) Payments on Early Termination. For purposes of Section 6(e), Loss and Second Method will apply.

(i)  "Termination Currency" means United States Dollars.

(j) Additional Termination Event: None applicable, unless specified in the relevant confirmation.

Part 2. Tax Representations

(a) Party A and Party B Payer Tax Representations. For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f); (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  Payee Tax Representations

     (i) For the purpose of Section 3(f), Party A makes the following representation:

          It is a U.S. corporation duly organized and incorporated under the laws of the State of New York, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii) and its taxpayer identification number is 11-3431358.

     (ii) For the purpose of Section 3(f), Party B makes the following representation:

          It is a U.S. corporation duly organized and incorporated under the laws of the State of Delaware and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(a)  Tax forms, documents or certificates to be delivered are:


Party required
to deliver
document             Form/Document/Certificate                    Date by which to be delivered
--------             -------------------------                    -----------------------------
Party A and          An executed United States Internal Revenue   (i) Upon the execution of this Agreement;
Party B              Service Form W-9 (or any successor           (ii) promptly upon reasonable demand by
                     thereto).                                    the other  party; and (iii) promptly upon any Form
                                                                  W-9 (or any successor thereto) previously
                                                                  provided by the other party becoming obsolete or
                                                                  incorrect, including on each January 1
                                                                  following the execution of this Agreement.

(b)  Other documents to be delivered are:

Party required                                                                                         Covered by
to deliver                                                                                            Section 3(d)
document             Form/Document/Certificate                    Date by which to be delivered      Representation
--------             -------------------------                    -----------------------------      --------------
Party A              Either (1) a signature booklet containing    Upon execution of this                   Yes
and                  secretary's certificate and resolutions      Agreement and as deemed
Party B              ("authorizing resolutions") authorizing      necessary for any further
                     the party to enter into the Transaction      documentation.
                     or (2) a secretary's certificate,
                     authorizing resolutions and incumbency
                     certificate for such party and any Credit
                     Support Provider of such party reasonably
                     satisfactory in form and substance to the
                     other party.

Party A              A duly executed copy of the Credit           As soon as practicable after             No
and                  Support Document specified in                the execution of this Agreement.
Party B              Part 4 of this Schedule.

Party A              A copy of the annual report of such          As soon as practicable after             Yes
and                  party (in the case of Party B, in  the       execution of this Agreement
Party B              respect of Party B's Credit Support          and also within 120 days (or as
                     Provider) containing audited                 soon as practicable after
                     consolidated financial statements            becoming publicly available)
                     for each such fiscal year,                   after the end of each of its
                     certified by independent                     fiscal years while there are
                     certified public accountants                 any obligations outstanding
                     and prepared in accordance with              under this Agreement.
                     generally accepted accounting
                     principles in the country in which
                     such party is organized.

Party A              Certified copies of documents evidencing     As soon as practicable after             Yes
and                  each party's capacity to execute this        the execution of this Agreement.
Party B              Agreement, each Confirmation and any
                     Credit Support Document (if applicable)
                     and to perform its obligations
                     hereunder and thereunder.


Part 4.  Miscellaneous

(a)  Addresses for Notices. For the purpose of Section 12(a):

     (i)  Address for notices or communications to Party A:

          Address:             KeySpan Corporation
                               One Metro Tech Center
                               Brooklyn, NY  11201
          Attention:           Terrence Kain,
                               Director, Financial Analysis and Asset Valuation
          Telephone:           (718) 403-3117
          Facsimile:           (718) 403-1168


With a copy of Default Notices to:

          Address:             KeySpan Corporation

                               Legal Department
                               175 East Old Country Road
                               Hicksville, NY  11801
          Attention:           Andrea Elder-Howell, Senior Counsel
          Telephone:           (516) 545-4662
          Facsimile:           (516) 545-5029


(ii) Address for notices or communications to Party B:

          Morgan Stanley Capital Group Inc.
          2000 Westchester Avenue, 1st Floor
          Purchase, New York  10577
          Attention: Commodities, Swap Group

          Telex:  6801347           Answerback:       MSCOM

          Electricity:
          Facsimile No.: 914-225-9306        Telephone No.: 914-225-4379
          Metals:
          Facsimile No.: 914-225-9308        Telephone No.: 914-225-4384
          Natural Gas:
          Facsimile No.: 914-225-9305        Telephone No.: 914-225-4368
          Oil and Petroleum Products:
          Facsimile No.: 914-225-9305        Telephone No.: 914-225-4368

          A copy of any notice sent to Party A pursuant to Section 5 or 6 must also be sent to:

          MORGAN STANLEY CAPITAL GROUP INC.
          Transaction Management Group
          1585 Broadway, 3rd Floor
          New York, New York 10036-8293
          Attention:        CHIEF LEGAL OFFICER
          Fax No:           212 507 4622

(b) Notices. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" the following "; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent."

(c)  Process Agent. For the purpose of Section 13(c).

     Party A appoints as its Process Agent: None.

     Party B appoints as its Process Agent. None.

(d)  Offices. The provisions of Section 10(a) will apply to Party A and to Party
     B.

(e)  Multibranch Party. For the purpose of Section 10(c):

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.

(f) Calculation Agent. The Calculation Agent is Party B unless there has occurred, and is continuing any Event of Default or Potential Event of Default with respect to Party B, then Party A will be the Calculation Agent.

(g) Credit Support Document. Details of any Credit Support Document, each of which are incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:

          (i) Guaranty by Morgan Stanley in favor of Party A as beneficiary thereof, in the form of Exhibit A hereto shall constitute a Credit Support Document with respect to the obligations of Party B.

          (ii) Credit Support Annex dated the date hereof between Party A and Party B shall constitute a Credit Support Document with respect to the obligations of Party A and Party B.

(h)  Credit Support Provider means in relation to Party A: None.

     Credit Support Provider means in relation to Party B: Morgan Stanley.

(i) Governing Law; Jurisdiction. This Agreement, including each Credit Support Document and each Confirmation, will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine. Section 13(b) is amended by: (1) deleting "non-" from the second line of clause (i); and (2) deleting the final paragraph.

(j) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement, including any Credit Support Document or Confirmation.

(k) Netting of Payments. Clause (ii) of Section 2(c) will not apply to any amounts payable with respect to Transactions from the date of this Agreement. The Calculation Agent shall notify the parties of the amounts of any such netted payments (which notice may be made by telephone).
     Notwithstanding the foregoing provisions of this subparagraph and the netting of payments pursuant hereto, each party shall provide the other party with separate invoices and documentation covering each Transaction sufficient to permit the other party to comply with its internal accounting and recordkeeping procedures concerning individual Transactions.

(l)  "Affiliate" has the meaning specified in Section 14, but:

          (i) with respect to Party A, the term "Affiliate" will have the meaning specified in Section 14 of the Agreement for purposes of
               Section 6(b)(ii), and for all other purposes with respect to Party A, the term "Affiliate" shall not include the following subsidiaries of KeySpan Corporation: The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York, KeySpan Gas East Corp. d/b/a KeySpan Energy Delivery Long Island, and KeySpan Generation LLC, EnergyNorth Natural Gas, Inc., Boston Gas Company, Colonial Gas Company and/or Essex Gas Company, each d/b/a KeySpan Energy Delivery New England. For avoidance of doubt, KeySpan-Ravenswood, LLC, acting through its agent KeySpan Energy Supply, Inc., shall be an Affiliate of Party A for all purposes under this Agreement; and

          (ii) with respect to Party B, shall exclude Morgan Stanley Derivative Products Inc.

Part 5.  Other Provisions

(a) Additional Representations. Section 3 is hereby amended by adding at the end thereof the following subsections:

          "(g) Eligible  Contract  Participant.  It  is  an  "Eligible  Contract
               Participant" as defined in Section 1a (12) of the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of 2000.

          (h) Line of Business. It has entered into this Agreement (including the Transaction in conjunction with its line of business.

          (i) No Agency. Each party is entering into this Agreement, any Credit Support Document to which it is a party, the Transaction and any other documentation relating to this Agreement or the Transaction, as principal and not as agent for any other party (in any capacity, fiduciary or otherwise).

          (k) Commodity Options. In connection with any Options (as defined in the 2005 Definitions referred to below), it is a producer, processor, or commercial user of, or a merchant handling the Commodity(ies) underlying such Option and is entering into such Option solely for purposes related to its business as such."

(b) Termination of Specified Transactions. The occurrence or designation of an Early Termination Date on account of an Event of Default with respect to a party hereto ("Y") shall constitute a material breach and event of default (howsoever described) under all Specified Transactions to which Y is a party, whereupon the Non-defaulting Party ("X") shall have the right to terminate, liquidate and otherwise close out any such Specified Transactions (and Y shall be liable for any damages suffered by X as a result thereof).

(c)  Setoff.

     (i) Upon the occurrence or designation of an Early Termination Date on account of an Event of Default or Additional Termination Event with respect to a party hereto ("Y"), any amount payable by the other party ("X"), or any Affiliate of X, under this Agreement, any Specified Transaction with Y, or in respect of any other matured, liquidated or terminated obligation to Y will, at the option of X, or any Affiliate of X, (and without prior notice to Y), be reduced by its setoff and recoupment against any amount(s) payable by Y to X, or any Affiliate of X, under this Agreement, any Specified Transaction with Y or in respect of any other matured, liquidated or terminated obligation of Y (and any such amount(s) payable by Y will be discharged promptly and in all respects to the extent it is so set off). X, or an Affiliate of X, will give notice to Y after any setoff and recoupment is effected under this paragraph.

     (ii) For purposes of the foregoing, X and any Affiliate of X shall be entitled to convert any obligation denominated in one currency into another at such rates of exchange as it deems appropriate in good faith and in a commercially reasonable manner, to convert any obligation to deliver non-cash property into an obligation to deliver cash in an amount determined by it as it deems appropriate in good faith and in a commercially reasonable manner, and amounts may be set off and recouped irrespective of the currency, place of payment or booking office of any obligation to or from Y.

     (iii) If an obligation is unascertained, X, or any Affiliate of X, as appropriate, may, in good faith, estimate that obligation and set off and recoup in respect of that estimate, subject to the relevant party's accounting to the other(s) when the obligation is ascertained.

     (iv) Nothing in this subsection shall be effective to create a charge or other security interest. This subsection shall be without prejudice and in addition to any right of setoff, recoupment, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(d) Confidentiality. The contents of this Agreement and all other documents relating to this Agreement, and any information made available by one party or its Credit Support Provider to the other party or its Credit Support Provider with respect to this Agreement are confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Agreement be made by either party), except for such information (i) as may become generally available to the public other than a result of a violation of this Agreement, (ii) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling, or accounting disclosure rule or standard, (iii) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the non-disclosing party or its Credit Support Provider in making such disclosure, or (iv) as may be furnished to the disclosing party's Affiliates, and to each of such person's auditors, attorneys, advisors or lenders which are required to keep the information that is disclosed in confidence. In addition, either party may disclose such information if in the opinion of its legal counsel such disclosure is required by law, the rules of the Securities and Exchange Commission, or the rules of any stock exchange on which its shares or those of any of its affiliates or subsidiaries are listed. The disclosing party shall promptly notify the non-disclosing party concerning the timing and content of such disclosure. In the event that either party is requested or required (by interrogatory, request for information or documents, subpoena, deposition, civil investigative demand or other process) to disclose any terms of this Agreement, it is agreed that such party will provide the other party with prompt notice of any such request or requirement, if such party's counsel determines that such notice is permitted by law, so that the non-disclosing party may seek an appropriate protective order or waive compliance with the provisions of this Agreement. Failing the entry of a protective order or the receipt of a waiver hereunder, that party may disclose those portions of the Agreement as requested or required. In any event, a party will not oppose action by the other to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the terms of this Agreement.

(e) Limitation of Liability. No party shall be required to pay or be liable for incidental, consequential, indirect or punitive damages to any other party except to the extent that the payments required to be made pursuant to this Agreement are deemed to be such damages. If and to the extent any payment required to be made pursuant to this Agreement is deemed to constitute liquidated damages, the parties acknowledge and agree that such damages are difficult or impossible to determine and that such payment is intended to be a reasonable approximation of the amount of such damages and not a penalty.

(f) Waiver. No waiver by either Party A or Party B of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall operate or be construed to be a waiver of any other default or defaults whether of a like kind or different nature.

(g) Confirmations. Party B will deliver to Party A the Confirmation relating to the Transaction in the form attached hereto as Appendix A.

(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into the Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

     (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

     (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

     (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(i) Recording. Each party (i) consents to the recording of the telephone conversations of the trading and marketing personnel of the parties and their Affiliates and/or its agents in connection with this Agreement and the Transactions and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates and/or its agents.

(j) Definitions. This Agreement and the Transaction are subject to the 2000 ISDA Definitions as modified and updated (the "2000 Definitions"), and the 2005 ISDA Commodity Derivatives Definitions (the "2005 Definitions"), (collectively, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), and will be governed in all respects by the Definitions, but without regard to any further amendments, supplements, updates or restatements made to the Definitions after the effective date of this Agreement unless specifically agreed to in writing by the parties (except that any references to "Swap Transactions" in the Definitions will be deemed to be references to the Transaction). The Definitions are incorporated by reference in, and made part of, this Agreement and each relevant Confirmation as if set forth in full in this Agreement and such Confirmation. In the event of any inconsistency between the 2000 Definitions and the 2005 Definitions, the 2005 Definitions will govern. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the Transaction.

(k) Single Agreement. The phrase "(evidencing Transactions heretofore or hereafter entered into between Party A and Party B)" is hereby added after the word "Confirmations" in Section 1(c). Except as set forth herein, nothing in this Schedule or in the Confirmation for the Transaction shall be interpreted or construed to alter, amend or modify the provisions of
     Section 1(c) of the Agreement or the intention of the parties that the Agreement form a single Agreement.

(l) Severability. If any term, provision, covenant or condition of the Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Sections 1(c), 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used or in connection with any such Section) shall be so held to be invalid or unenforceable.

(m) Audit. Each Party has the right, at its sole expense and during normal working hours, to examine copies of the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of twelve (12) months from the rendition thereof, and thereafter any objection shall be deemed waived. For the purpose of this Part 5(p), "Interest Rate", shall be a rate per annum equal to the one month London Interbank Offered Rate for Dollar deposits as may from time to time be in effect as reported in The Wall Street Journal, minus 1/2%. Such interest shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days.


            [The Remainder of This Page is Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.



                              KEYSPAN CORPORATION
                              (as Party A)

                              By:    /s/
                                  ----------------------------------------------
                              Name:   Michael J. Taunton
                              Title:  Senior Vice President & Chief Risk Officer
                              Date:   January 18, 2006

                              MORGAN STANLEY CAPITAL GROUP INC.
                              (as Party B)

                              By:    /s/
                                  ----------------------------------------------
                              Name:  Simon T.W. Greenshields
                              Title: Vice President
                              Date:  January 18, 2006

                                                                      Executable

                                   APPENDIX A
                              FORM OF CONFIRMATION



This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of January 18, 2006 (the "Agreement") between KeySpan Corporation ("KeySpan") and Morgan Stanley Capital Group Inc. ("MSCG"). This Confirmation documents a transaction (the "Transaction") specified herein below. All provisions contained in the Agreement govern this Confirmation except as expressly provided below. Terms not defined in the Agreement or otherwise in this Confirmation shall have the meaning ascribed to them in "Additional Definitions" herein below. If the terms and provisions of this Confirmation are inconsistent with the Agreement, the terms and provisions of this Confirmation shall prevail.

Transaction Date:       January 18, 2006

Commodity:              In-City Unforced Capacity ("UCAP")

Commodity Unit:         kW-Month (Kilowatt-month)

Floating Price
Payor:                  MSCG

Fixed Price
Payor:                  KeySpan

Product:                Financial Swap for NYISO UCAP

Term:                   From and including May 1, 2006 to and including
                        April 30, 2009.

Calculation Period:     Monthly

Ceiling Price:          $135.06 per kW-Year

Floor Price:            $90.84 per kW-Year

Fixed Price:            For each Calculation Period:

                        (i)      Fixed Reference Price; unless

                        (ii) The FERC, or for any other reason, the NYISO:

                    (A) increases or decreases the Divested Generation Owners' (as defined by the NYISO Tariff) annual UCAP Bid and Price Cap of $112.95 per kW-Year by more than $22.11 per kW-Year (a "Price Change"). If such an event occurs, the Fixed Price shall be calculated as follows:

                    (a) If, following the Price Change, the revised Bid and Price Cap ("Revised Price Cap") exceeds the Ceiling Price, the Fixed Price shall be the Fixed Reference Price increased by one-twelfth (1/12) of the difference between the Revised Price Cap and the Ceiling Price;

                    (b) If, following the Price Change, the Revised Price Cap is less than the Floor Price, the Fixed Price shall be the Fixed Reference Price decreased by one-twelfth (1/12) of the difference between the Floor Price and the Revised Price Cap;

                    (c) If, following the Price Change, the Revised Price Cap is between the Ceiling Price and the Floor Price, the Fixed Price shall be the Fixed Reference Price without adjustment.

               (B) no longer uses the localized levelized embedded cost of a simple-cycle gas turbine ("Incremental Unit") in the New York city ("NYC") locality less the likely projected net energy and ancillary services revenues of the Incremental Unit as the cost of entry to meet or slightly exceed the minimum In-City locational capacity requirement ("Cost of Entry"); and, the increase or decrease in the $/kW-Year used to establish the point on the In-City Demand Curve to meet or slightly exceed the minimum In-City locational capacity requirement is greater than or less than 20% of the most recent prior year Cost of Entry (the "20% Threshold"). If such events occur, the Fixed Price shall be calculated as follows:

                    (a) If the Cost of Entry is increased by more than the 20% Threshold, the Fixed Price shall be the Fixed Reference Price increased by $0.0875 per kW-Month for each 1% increase above the 20% Threshold. The total increase shall not exceed $2.00 per kW-Month;

                    (b) If the  Cost of Entry is  reduced  by more  than the 20%
                    Threshold, the Fixed Price shall be the Fixed Reference Price decreased by $0.0875 per kW-Month for each 1% decrease below the 20% Threshold. The total decrease shall not exceed $2.00 per kW-Month;

                    (c) If the change to the Cost of Entry does not increase or decrease by more than the 20% Threshold, the Fixed Price shall be the Fixed Reference Price without adjustment.

               (C) increases or decreases the percentage used to determine the $0.00 amount on the NYC In-City Demand Curve, currently set @ 118% of the locational requirement for NYC. If such an event occurs the Fixed Price shall be the Fixed Reference Price as adjusted in the table below:

                     ----------------------------------------------------------
                                                      Fixed
                                                    Reference
                         Demand Curve                 Price
                          End Point %               Adjustment           Units
                          -----------               ----------           -----

                          Above 136%         +        $2.00       per kW-Month
                             136%            +        $2.00       per kW-Month
                             135%            +        $1.80       per kW-Month
                             134%            +        $1.60       per kW-Month
                             133%            +        $1.40       per kW-Month
                             132%            +        $1.20       per kW-Month
                             131%            +        $1.00       per kW-Month
                             130%            +        $0.80       per kW-Month
                             129%            +        $0.60       per kW-Month
                             128%            +        $0.40       per kW-Month
                             127%            +        $0.20       per kW-Month
                             126%                       $0        per kW-Month
                             125%                       $0        per kW-Month
                             124%                       $0        per kW-Month
                             123%                       $0        per kW-Month
                             122%                       $0        per kW-Month
                             121%                       $0        per kW-Month
                             120%                       $0        per kW-Month
                             119%                       $0        per kW-Month
                             118%                       $0        per kW-Month
                             117%                       $0        per kW-Month
                             116%                       $0        per kW-Month
                             115%                       $0        per kW-Month
                             114%                       $0        per kW-Month
                             113%                       $0        per kW-Month
                             112%                       $0        per kW-Month
                             111%                       $0        per kW-Month
                             110%                       $0        per kW-Month
                             109%            -        $0.20       per kW-Month
                             108%            -        $0.40       per kW-Month
                             107%            -        $0.60       per kW-Month
                             106%            -        $0.80       per kW-Month
                             105%            -        $1.00       per kW-Month
                             104%            -        $1.20       per kW-Month
                             103%            -        $1.40       per kW-Month
                             102%            -        $1.60       per kW-Month
                             101%            -        $1.80       per kW-Month
                             100%            -        $2.00       per kW-Month
                          Below 100%         -        $2.00       per kW-Month
                     ----------------------------------------------------------

                    Notwithstanding the adjustments noted above in (ii) (A) through (C), the Fixed Price shall not exceed the arithmetic average of the currently effective Average Divested Generation Owners' Summer Bid and Price Cap and Average Divested Generation Owners' Winter Bid and Price Cap.

Fixed Reference
Price:                  $ 7.57 per kW- Month for each Calculation Period.

Floating Price:         For each Calculation Period:

                    (i) the lesser of the Commodity Reference Price or the Average Divested Generation Owners' Monthly Bid and Price Cap; or

                    (ii) In the event of a Market  Disruption  Event,  the price determined pursuant to the relevant Disruption Fallback method as specified in this Confirmation.

Commodity
Reference Price:        For each  Calculation  Period,  the Price Source shall
                        be: the price listed for the NYISO Auction each month in the Spot Auction Results for UCAP Report, or other replacement report, posted on the NYISO website

Notional Quantity:      1,800,000 kW-Month

Calculation Date:       No later than 5:00 pm on the Business Day the NYISO
                        Auction results are published and posted by the NYISO on its website.

Payment Date: One Business Day after the NYISO remits payment to Divested Generation Owners for ICAP Spot Auction Market results for such ICAP Spot Auction.

Settlement:             For the Calculation  Period, the Price Difference equals
                        the Fixed Price minus the Floating Price.

                        If the Price Difference is less than zero (negative), MSCG will pay KeySpan an amount equal to the product of: (a) the Notional Quantity; and (b) the absolute value of the Price Difference.

                        If the Price Difference is greater than zero (positive), KeySpan will pay MSCG an amount equal to the product of:
                        (a) the Notional Quantity; and (b)the absolute value of the Price Difference.

                        If the Price Difference equals zero, no payments are due to either Party.

Market
Disruption Events:      The following shall  constitute  Market  Disruption
                        Events for the purpose of this Transaction:

                    (i)  "Price   Source   Disruption"   specified   in  Section
                         7.4(c)(i) of the 2005 Definitions shall be replaced with the following in its stead:

                        "Price Source Disruption" means:

                    (A) the failure of the Price Source to announce or publish the Specified Price (or the information necessary for determining the Specified Price) for the relevant Commodity Reference Price; or,

                    (B) the temporary (at least one NYISO Auction) or permanent discontinuance or unavailability of the Price Source or In-City Demand Curve.

               (ii) "NYISO   Change  Event   Disruption."   NYISO  Change  Event
                    Disruption shall mean any or all of the following:

                    (A) the NYISO permanently discontinues development or publication of the NYISO In-City Demand Curve Spot Market Auction price. The discontinuance shall be considered permanent for the purpose of this clause if its duration is more than two (2) months, or if it is discontinued pursuant to a FERC order;

                    (B) the NYISO no longer:

                    (a) submits monthly bids on behalf of all LSEs at a $/kW-Month rate determined by the In-City Demand Curve; or

                    (b) uses the In-City Demand Curve Spot Market Auction to set the In-City LSEs' UCAP Obligation (as such term is defined in the NYISO Tariff);

                    or,

                    (C) either FERC or NYISO requires KeySpan or any of its Affiliates to bid, purchase, offer or sell its In-City UCAP in an auction other than the NYISO In-City Demand Curve Spot Market Auction.

Disruption
Fallbacks:          The  following  shall  constitute  Disruption Fallbacks for the  purpose  of this Transaction:

                    (i) "Negotiated Fallback" shall have the meaning set forth in the 2005 ISDA Definitions.

                    (ii) "Alternate  Auction" means that in the event that NYISO
                         Auction is no longer operational, any other auction, provided that: (A) such auction is substantially similar to the current In-City Demand Curve Spot Market Auction methodology and pricing; and (B) the parties are capable of ascertaining the alternate Price Source;

                    (iii) "Past In-City Demand Curve Spot Market Auctions" means the simple average of the clearing price for the most recent Summer Spot Auction and Winter Spot Auction published by the NYISO for the Commodity Reference Price.

                    (iv) "No-Fault Termination" shall have the meaning set forth in 2005 ISDA Definitions. Upon the occurrence of No-Fault Termination, neither party shall have any payment obligations to the other party except for the Unpaid Amounts and any other obligations incurred prior to the effective date of the relevant Market Disruption Event.


Additional Termination Event:

                    (i) KeySpan's Termination Right. KeySpan shall have the right, but not an obligation to declare the following Additional Termination Event with respect to MSCG:
                         Failure of the Closing Date to occur on or before April 24, 2006 (the "Initial Termination Date"). MSCG will notify KeySpan as soon as practicable, but no later than 24 hours after MSCG learns of the occurrence or non-occurrence of the Closing Date (or the next Business Day if MSCG learns of the failure of the Closing Date to occur on the last Business Day of the week). For the purpose of this Confirmation, the Closing Date shall have the meaning specified in that certain Purchase and Sale Agreement by and between Orion Power Holdings, Inc., Reliant Energy, Inc., and Astoria Generating Company Acquisitions, L.L.C. executed on September 30, 2005. For the purpose of this Additional Termination Event, both KeySpan and MSCG shall be the Affected Parties and each party's Settlement Amount shall be deemed zero ($0).

                    (ii) KeySpan's Extension Right. If the Closing Date does not occur on or before the Initial Termination Date, KeySpan shall have the right but not an obligation to abstain from declaring this additional termination event, in its sole discretion, on a month-to-month basis until September 24, 2006 (the "Final Termination Date"). If KeySpan elects to delay this termination event, it will notify MSCG by the first Business Day of the following month. If KeySpan elects to delay termination, neither MSCG nor KeySpan will have any financial obligations pursuant to this Agreement unless and until the Closing Date actually occurs.

                    (iii) Both Parties'  Termination  Right. If the Closing Date
                         has not occurred until or on the Final Termination Date, both parties shall have the right to terminate this Transaction.

                    (iv) No Payment Obligations. For avoidance of doubt, neither party shall have any payment obligations, whatsoever, to each other under this Agreement and under subsections (i), (ii), and (iii) above until and unless the Closing Date occurs.

Additional
Definitions:
                    "Average Divested Generation Owners' Summer Bid and Price Cap" shall mean the arithmetic average of the Divested Generation Owners' UCAP Bid and Price Caps for the Summer Period.

                    "Average Divested Generation Owners' Winter Bid and Price Cap" shall mean the arithmetic average of the Divested Generation Owners' UCAP Bid and Price Caps for the Winter Period.

                    "Average Divested Generation Owners' Monthly Bid and Price Caps" shall mean the Average Divested Generation Owners' Summer Bid and Price Cap during the Summer Period or the Average Divested Generation Owners' Winter Bid and Price Cap during the Winter Period, respectively, corresponding to the Calculation Date.

                    "Bid and Price Cap" shall mean the bid and price cap established as of the Transaction Date for Unit-Specific Capacity specified in the NYISO Tariff, Attachment H,
                    Section 4.5(b), or the bid and price cap specified in a replacement NYISO Tariff or by FERC.

                    "FERC" shall mean Federal Regulatory Energy Commission.

                    "In-City   Demand   Curve"   shall  mean  the  demand  curve
                    established for the In-City market in accordance with the NYISO Tariff.

                    "ICAP" shall mean In-City Installed Capacity.

                    "Incremental Unit" shall mean a simple-cycle gas turbine.

                    "LSE" shall mean load serving entity.

                    "NYISO"  shall mean New York  Independent  System  Operator,
                    Inc.

                    "NYISO Auction" shall mean the monthly In-City Demand Curve Spot Market Auction conducted by the NYISO.

                    "NYISO Tariff" shall mean the NYISO FERC Electric Tariff, as may be amended from time to time.

                    "Revised Incremental Unit" shall mean any unit other than the Incremental Unit. For avoidance of doubt, a combined-cycle gas turbine shall qualify as such Revised Incremental Unit.

                    "Revised Price Cap" shall mean the bid and price cap after the Bid and Price Cap has been revised up or down subsequent to the Transaction Date.

                    "Summer Period" shall mean the months of May through October.

                    "Summer  Spot  Auctions"   shall  mean  the  NYISO  Auctions
                    conducted for the Summer Period.

                    "Winter Period" shall mean the months of November through April.

                    "Winter  Spot  Auctions"   shall  mean  the  NYISO  Auctions
                    conducted for the Winter Period.

                    [The Remainder Of The Page Is Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Confirmation by their duly authorized officers as of the date hereof.


(for KeySpan Corporation)                (for Morgan Stanley Capital Group Inc.)
By:   /s/                               By:    /s/
Name: Michael J. Taunton                Name:  Simon T.W. Greenshields
Date: January 18, 2006                  Date:  January 18, 2006

(Bilateral Form)                  (ISDA Agreements Subject to New York Law Only)


                                     ISDA(R)

              International Swaps and Derivatives Association, Inc.
                              CREDIT SUPPORT ANNEX

                             to the Schedule to the

                                Master Agreement

                          dated as of January 18, 2006

                                     between

      KeySpan Corporation               and    Morgan Stanley Capital Group Inc.
          ("Party A")                                       ("Party B")
..............................                  .................................

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows;--

Paragraph 1. Interpretation

     (a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

     (b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.



  Copyright (C) 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3. Credit Support Obligations

     (a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit
Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the amount by which:

     (i)  the Credit Support Amount

          exceeds

     (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

     (b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

     (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

     (ii) the Credit Support Amount.

"Credit Support Amount" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero,

Paragraph  4.  Conditions   Precedent,   Transfer   Timing,   Calculations   and
               Substitutions

     (a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

     (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

     (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

     (b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless other specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

     (c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).


                                       2
                                                                   ISDA(R) 1994

     (d) Substitutions.

     (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

     (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13(the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of
(I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

          (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

               (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

               (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

               (C)  utilizing  the  procedures  specified  in  Paragraph  13 for
                    calculating  the  Value,  if  disputed,   of  Posted  Credit
                    Support.

          (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice, by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

     (a) Care of Posted Collateral . Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.


                                       3
                                                                   ISDA(R) 1994

     (b) Eligibility to Hold Posted Collateral; Custodians.

     (i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

     (ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

     (iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

     (c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5. 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

     (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor, and

     (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Patty has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

     (d) Distributions and Interest Amount

     (i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

     (ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

                                       4
                                                                    ISDA(R) 1994

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

     (a) Secured Party's Rights and Remedies. If at any time ( 1 ) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

     (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

     (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

     (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

     (b) Pledgor's Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

     (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

     (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

     (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

          (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

          (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.


                                       5
                                                                   ISDA(R) 1994

     (c ) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set.-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

     (d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

     (a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

     (b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

     (c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

     (a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

                                       6
                                                                   ISDA(R) 1994

     (c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

     (d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

     (e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

     (f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.


Paragraph 12. Definitions

As used in this Annex:--

"Cash" means the lawful currency of the United States of America.

"Credit Support Amount" has the meaning specified in Paragraph 3.

"Custodian" has the meaning specified in Paragraphs 6(b)(i) and 13.

"Delivery Amount" has the meaning specified in Paragraph 3(a).

"Disputing Party" has the meaning specified in Paragraph 5.

"Distributions" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"Eligible Collateral" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Eligible Credit Support" means Eligible Collateral and Other Eligible Support.

"Exposure" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

     (x)  the amount of that Cash on that day; multiplied by

     (y)  the Interest Rate in effect for that day; divided by

     (z)  36O.

                                       7
                                                                    ISDA(R) 1994

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"Interest Rate" means the rate specified in Paragraph 13.

"Local Business Day" unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Notification Time" has the meaning specified in Paragraph 13.

"Obligations" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"Other Eligible Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Other Posted Support" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"Pledgor" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"Posted Collateral" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"Posted Credit Support" means Posted Collateral and Other Posted Support.

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"Resolution Time" has the meaning specified in Paragraph 13.

"Return Amount" has the meaning specified in Paragraph 3(b).

"Secured Party" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"Specified Condition" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"Substitute Credit Support" has the meaning specified in Paragraph 4(d)(i).

"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

"Threshold" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Transfer" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

                                        8
                                                                  ISDA(R) 1994

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"Valuation Agent" has the meaning specified in Paragraph 13.

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 13.

"Valuation  Percentage"  means,  for  any  item  of  Eligible  Collateral,   the
percentage specified in Paragraph 13.

"Valuation Time" has the meaning specified in Paragraph 13.

"Value" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)  Eligible Collateral or Posted Collateral that is:

     (A)  Cash, the amount thereof; and

     (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.








                                       9
                                                                   ISDA(R) 1994

                     [This page is intentionally left blank]












                                       10
                                                                   ISDA(R) 1994

                                                                      Executable




                                  Paragraph 13
                                       to
                              CREDIT SUPPORT ANNEX
                                     TO THE
                              ISDA MASTER AGREEMENT
                          dated as of January 18, 2006
                                     between
                               KEYSPAN CORPORATION
                                   ("Party A")
                                       and
                        MORGAN STANLEY CAPITAL GROUP INC.
                                   ("Party B")


Paragraph 13.  Elections and Variables

(a) Security Interest for "Obligations." The term "Obligations" as used in this Annex includes the following additional obligations.

     With respect to Party A: None

     With respect to Party B: None

(b)  Credit Support Obligations

(i)  "Delivery Amount," "Return Amount" and "Credit Support Amount".

     (A)  "Delivery Amount" has the meaning specified in Paragraph 3(a).

     (B)  "Return Amount" has the meaning specified in Paragraph 3(b).

     (C)  "Credit Support Amount" has the meaning specified in Paragraph 3.

(ii) Eligible  Collateral.   The  following  items  will  qualify  as  "Eligible
     Collateral" for the party specified:

     ------- ------- ------------------------------------- ---------- ---------- --------------
                                                                                   Valuation
                             Eligible Collateral            Party A    Party B    Percentage
     ------- ------- ------------------------------------- ---------- ---------- --------------
             (A)     Cash                                     [X]        [X]         100%
     ------- ------- ------------------------------------- ---------- ---------- --------------

(iii) Other Eligible Support. The following items will qualify as "Other Eligible Support" for the party specified: one or more irrevocable standby letters of credit, expiring in not less than thirty (30) days, issued by a bank acceptable to the Secured Party under language in a form and in an amount acceptable to the Secured Party. Any cash payment or other distributions of such Other Eligible Support shall constitute Eligible Collateral as set forth above.

(iv) Thresholds

     (A) "Independent Amount" means, with respect to Party A: None, unless specified in the applicable Confirmation.

          "Independent Amount" means, with respect to Party B: None, unless specified in the applicable Confirmation.


     (B)  "Threshold" means:

          (i) with respect to Party A, at any time the amount specified in the table below under the relevant heading opposite whatever is the lower of the ratings at that time assigned by Standard & Poor's Ratings Group ("S&P") and Moody's Investors Services, Inc. ("Moody's") to the long term, senior, unsecured debt of Party A or,

          (ii) with respect to Party B, at any time the amount specified in the table below under the relevant heading opposite whatever is the lower of the ratings at that time assigned by S&P and Moody's to the long term, senior, unsecured debt of Party B's Credit Support Provider;

          provided that (a) if the long term senior unsecured debt of Party A or Party B's Credit Support Provider is rated by only one of S&P or Moody's, the Threshold with respect to Party A or Party B, as the case may be, will be the amount specified in the table below under the relevant heading opposite that rating and (b) if an Event of Default or Potential Event of Default with respect to Party A or Party B has occurred and is continuing, the Threshold Amount with respect to such party shall each be zero.

          ---------------------------------- ------------------------------ ---------------------
          Moody's Rating                     S&P Rating                      Threshold
          ---------------------------------- ------------------------------ ---------------------
          A3 or above                        A- or above                     $40,000,000
          ---------------------------------- ------------------------------ ---------------------
          Baa1                               BBB+                            $25,000,000
          ---------------------------------- ------------------------------ ---------------------
          Baa2                               BBB                             $15,000,000
          ---------------------------------- ------------------------------ ---------------------
          Baa3 or below or unrated (if       BBB- or below or unrated (if
          previously rated) by S&P and       previously rated) by S&P and
          Moody's                            Moody's                            0 (zero)
          ---------------------------------- ------------------------------ ---------------------

     (C)  "Minimum Transfer Amount" means, with respect to Party A: $ 250,000.

          "Minimum Transfer Amount" means, with respect to Party B: $ 250,000.

     (D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral amount of $10,000, respectively.

(c)  Valuation and Timing

     (i) "Valuation Agent" means, for purposes of Paragraph 3 and 5, Party B or its agent, and, for purposes of Paragraph 6(d), Party B or its agent.

     (ii) "Valuation Date" means: At the request of either party, any Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount.

     (iii) "Valuation Time" means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable, or any time on the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "Notification Time" means 12:00 p.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) shall be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

--------------------------------------------- -------------- -------------
            Specified Condition                  Party A       Party B
--------------------------------------------- -------------- -------------
Illegality                                         [X]           [X]
--------------------------------------------- -------------- -------------
Tax Event                                          [X]           [X]
--------------------------------------------- -------------- -------------
Tax Event Upon Merger                              [X]           [X]
--------------------------------------------- -------------- -------------
Credit Event Upon Merger                           [X]           [X]
--------------------------------------------- -------------- -------------
Additional Termination Event(s):                  [NO]           [NO]
--------------------------------------------- -------------- -------------
Unless    specified    in    the    relevant       [X]           [X]
Confirmation, in which case:
--------------------------------------------- -------------- -------------

(e)  Substitution

     (i) "Substitution Date" means the third (3rd) Local Business Day following the date on which the Secured Party received the Substitute Credit Support.

     (ii) Consent. The Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)  Dispute Resolution

     (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

     (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated by the Valuation Agent in accordance with standard market practice.

     (iii) Alternative. The provisions of Paragraph 5 will apply.

(g)  Holding and Using Posted Collateral

     (i) Eligibility to Hold Posted Collateral; Custodians. Party A and its Custodian will be entitled to hold Posted Collateral itself or through its Custodian pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

          (A) Party A is not a Defaulting Party and maintains a Credit Rating of at least BBB+ from S&P and Baa1 from Moody's.

          (B)  Posted   Collateral   may  be   held   only   in  the   following
               jurisdictions: New York.

               Initially, the Custodian for Party A is not applicable.

          Party B and its Custodian will be entitled to hold Posted Collateral itself or through its Custodian pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

          (C) Party B is not a Defaulting Party and maintains a Credit Rating of at least BBB+ from S&P and Baa1 from Moody's.

          (D)  Posted Collateral may be held only in the United States.

               Initially, the Custodian for Party B is not applicable.

          (E) The Custodian for either Party A or Party B is the head office of a U.S. Bank (as defined in the Federal Deposit Insurance Act) or trust company organized under the laws of the United States of America, having assets of at least $10 billion and whose rating with respect to its long-term unsecured, unsubordinated indebtedness is at least A- by S&P or A3 by Moody's.

          (F) Each party hereby covenants and agrees that it will cause all Posted Collateral received from the other party to be entered in one or more accounts (each, a "Collateral Account") with a domestic office of a commercial bank (as defined in the Federal Deposit Insurance Act), trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having assets of at least $10 billion and a long term debt or deposit rating of at least A3 from Moody's and A- from S&P (a "Qualified Institution"), each of which accounts may include property of other parties but will bear a title indicating the Secured Party's interest in said account and the Posted Collateral in such account. In addition the Secured Party may direct the Pledgor to transfer or deliver Eligible Collateral directly into the Secured Party's Collateral Account(s).

     (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply.

(h)  Distributions and Interest Amount

     (i) "Interest Rate". The "Interest Rate" will be at a rate per annum equal to the one month London Interbank Offered Rate for Dollar deposits as may from time to time be in effect as reported in The Wall Street Journal, minus 1/2%. Such interest shall be calculated on the basis of the actual number of days elapsed and on the basis of a year of 360 days.

     (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made either (A) no more frequently than once per calendar month within three (3) Business Days of its demand therefor, or (B) on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

     (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)  Additional Representation(s). None Applicable.

(j)  Other Eligible Support and Other Posted Support

     (i) "Value" with respect to the Other Posted Support means: With respect to any letter of credit as of any Valuation Date, the amount then available to be unconditionally drawn upon the Secured Party; provided that the Value of any letter of credit scheduled to expire in thirty
          (30) days or less after such Valuation Date shall be deemed to be zero.

     (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: With respect to any letter of credit, the creation of an unconditional right of the Secured Party for whose benefit the letter of credit is established to draw upon that letter of credit.

(k) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:


     All demands, specifications and notices to Party A under this Annex will be made to:

                  KeySpan Corporation
                  One Metro Tech Center
                  Brooklyn, NY  11201
                  Attn: Director, Financial Analysis and Asset Valuation Telephone No.: 718 403-3117
                  Facsimile No.:   718 403-1168

     All demands, specifications and notices to Party B under this Annex will be made to:


                  Morgan Stanley Capital Group Inc.
                  2000 Westchester Avenue, First Floor
                  Purchase, NY   10577
                  Attn: Commodities Collateral Management
                  Telephone No.:    914 225 4376 / 4385
                  Facsimile No.:    914 225-9305


Addresses for Transfers

  Party A:


           Payment to:                 Citibank NA
           For Account of:             KeySpan Corporation
           Account #:                  00036871
           Federal ABA#:               021000089

  Party B:

           Payment to:                 Northern Trust International, N.Y. 10048
           For Account of:             Morgan Stanley Capital Group Inc.
           Account #:                  102897-2001
           Federal ABA#:               026001122

           Treasury Securities and Agency Notes:  Bank of New York, New York/
           Morgan Stanley & Co. Incorporated      ABA No.:   021000018


(m)  Other Provisions. Not Applicable.

(n) Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be printed form of the 1994 ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

            [The Remainder of This Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers as of the date hereof.



                               KEYSPAN CORPORATION
                               (as Party A)

                               By:    /s/
                                      ------------------------------------------
                               Name:  Michael J. Taunton
                               Title: Senior Vice President & Chief Risk Officer



                               MORGAN STANLEY CAPITAL GROUP INC.
                               (as Party B)

                               By:    /s/
                                      ------------------------------------------
                               Name:  Simon T.W. Greenshields
                               Title: Vice President